Independence Contract Drilling, Inc.
as the Company and issuer,

THE GUARANTORS PARTY HERETO,

as Guarantors,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

________________________________

FIRST SUPPLEMENTAL INDENTURE

________________________________

Dated as of July 21, 2022

________________________________

Floating Rate Convertible Senior Secured PIK Toggle Notes due 2026

This FIRST SUPPLEMENTAL INDENTURE, dated as of July 21, 2022 (this “First Supplemental Indenture”), is by and among Independence Contract Drilling, Inc., a Delaware corporation, as issuer (the “Company”), the Guarantor named on the signature page hereto, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”).

WHEREAS, the Company, the Guarantor and the Trustee have executed and delivered an indenture, dated as of March 18, 2022 (as amended, supplemented or otherwise modified prior to the date hereof, the “Indenture”), providing for the issuance of Floating Rate Convertible Senior Secured PIK Toggle Notes due 2026 (the “Notes”);

WHEREAS, on March 18, 2022, the Issuer issued $157,500,000 aggregate principal amount of Notes under the Indenture (the “Initial Notes”);

WHEREAS, the Indenture provides for “Shareholder Approval” as defined therein;

WHEREAS, the Company has received stockholder approval at its 2022 Annual Meeting of Stockholders held on Wednesday June 8, 2022 of each of (a) the “Share Issuance Proposal” and (b) the “Charter Amendment Proposal,” each as set forth and defined in the Company’s definitive proxy statement filed with the SEC effective on April 22, 2022 for its 2022 Annual Meeting of Stockholders (the “Proxy Statement”);

WHEREAS, the Indenture provides for a “CapEx Adjustment” as defined therein;

WHEREAS, Section 3.39 of the Indenture contains limitations on Capital Expenditures based on the CapEx Adjustment;

WHEREAS, Section 9.02 of the Indenture provides for the amendment and supplement of the Indenture with the consent of each affected Holder with respect to the matters set forth therein, and the Holders of all of the outstanding Notes have consented to the execution and delivery of this Supplemental Indenture; and

WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantor, and the Trustee mutually covenant and agree as follows:

(1)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)Reference to and Effect on Indenture. Upon the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this First Supplemental Indenture, unless the context requires otherwise. This First Supplemental Indenture shall form a part of the Indenture for all purposes.

(3)Amendment to Definition of Shareholder Approval. The definition of Shareholder Approval is hereby amended to add the following sentence at the end of such definition in the Indenture:

“Notwithstanding the foregoing, approval by the Company’s stockholders at its 2022 Annual Meeting of Stockholders held on June 8, 2022 of each of (a) the “Share Issuance Proposal” and (b) the “Charter Amendment Proposal,” each as set forth and defined in the Company’s definitive proxy statement filed with the SEC effective on April 22, 2022 for its 2022 Annual Meeting of Stockholders, shall constitute Shareholder Approval under this Indenture with respect to the Share Issuance Proposal and Charter Amendment Proposal.”

(4)Amendment to Definitions of CapEx Adjustment. The definition of “CapEx Adjustment” is hereby amended and restated for such definition in the Indenture:

“CapEx Adjustment” means, with respect to any fiscal year, an amount equal to (a) an additional amount of $500,000 for each Rig above an aggregate of 17 Rigs that the Company operates during such fiscal year, plus (b) an amount equal to costs incurred to reactivate any Rig, so long as (i) the Company has a signed contract with a customer with respect to each such Rig of at least one (1) year duration providing for early termination payments consistent with past practice equal to at least the expected margin on the contract, (ii) the expected margin on such Rig contract will be equal to or exceed the reactivation Capital Expenditures subject to this CapEx Adjustment in clause (b), and (iii) the reactivation Capital Expenditures, Rig contract and the expected margin calculation are approved by the Board of Directors and (c) an amount equal to such other Capital Expenditures specifically approved by written or electronic consent by both (i) the Required Holders (which approval may, for the avoidance of doubt, be provided by the Required Holders in their sole discretion for an amount of Capital Expenditures to be committed or made by the Company or a Subsidiary of the Company within ninety (90) days after the date of such consent) and (ii) the Board of Directors of the Company.

(5)Amendment to Section 3.39 of the Indenture. Section 3.39 of the Indenture is hereby amended and restated as follows:

Section 3.39Limitation on Capital Expenditures

The Company will not make or commit to make, or permit any Subsidiary to make or commit to make, any Capital Expenditures for any fiscal year of the Company ending with the last day of any fiscal year set forth below to exceed the amount set forth below opposite such fiscal year of the Company without the approval of the Required Holders:

Fiscal Year	Capital Expenditures
2022	the sum of $25,000,000.00 and the relevant CapEx Adjustment

Fiscal Year	Capital Expenditures
2023	the sum of $15,000,000.00 and the relevant CapEx Adjustment
2024	the sum of $15,000,000.00 and the relevant CapEx Adjustment

Notwithstanding the foregoing, the Company and its Subsidiaries may make additional Capital Expenditures in any Fiscal Year to the extent that such additional Capital Expenditures are funded entirely with the proceeds of a Qualified Common Stock Offering of the Company. For the purposes of calculating Capital Expenditures for any fiscal year, a Capital Expenditure will be deemed to have occurred during the fiscal year in which such Capital Expenditure is actually made, or, if earlier, the fiscal year in which the commitment for such Capital Expenditure was entered into; provided, however, that in no event shall a commitment for, and the actual making of, a particular Capital Expenditure be double counted for the purposes of calculating Capital Expenditures.

(6)Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(7)Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy, which may be delivered by facsimile or PDF transmission, shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this First Supplemental Indenture as to the other parties hereto will be deemed to be their original signatures for all purposes. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
(8)Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(9)The Trustee and Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantor.
(10)Successors. All agreements of the Company and the Guarantor in this First Supplemental Indenture shall bind their respective successors, except as otherwise provided in this First Supplemental Indenture. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.
(11)Necessary Actions. Each of the Issuer and the Guarantor hereby represents and warrants that all actions necessary to give effect to this First Supplemental Indenture have been taken.
(12)Effectiveness of Supplemental Indenture. This First Supplemental Indenture shall become effective immediately upon its execution and delivery by the Company, the Guarantors, the Trustee.

[Signature pages follow.]

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

Company Independence Contract Drilling, Inc.
By:	/s/ Philip A. Choyce
Name:Philip A. Choyce Title:Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Guarantor
Sidewinder Drilling, LLC, as Guarantor
By:	/s/ Philip A. Choyce
Name:Philip A. Choyce Title:Executive Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature Page to ICD First Supplemental Indenture]

TRUSTEE:

U.S. Bank Trust Company, National Association, as Trustee

By:/s/ Alejandro Hoyos__________________________
Name: Alejandro Hoyos
Title: Vice President